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                [LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P.]

                                                                       EXHIBIT 5


                               December 31, 1998


Avondale Financial Corp.
20 North Clark Street
Chicago, Illinois 60602

     Re:  Registration Statement on Form S-4
          Avondale Financial Corp.

Ladies and Gentlemen:

     We have examined (i) the Registration Statement on Form S-4 (the "Registration Statement") filed by Avondale Financial Corp. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the Proxy Statement/Prospectus, relating to the issuance by the Company of up to 4,100,000 shares of common stock, par value $.01 per share (the "Common Stock"), in the manner set forth in the Registration Statement and the Prospectus, (ii) the Company's Certificate of Incorporation and Bylaws and (iii) records of the Company's corporate proceedings relative to its organization and to the issuance of the Common Stock.

     We have examined originals, or copies identified to our satisfaction, of such corporate records of the Company and have made such examinations of law as we have deemed relevant. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and all certificates and statements of fact, in each case given or made available to us by the Company. We have relied upon certificates and other written documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

     Based upon the foregoing, and having a regard for such legal considerations as we deem relevant, we are of the opinion that the Common Stock will be, upon issuance, against payment therefore as contemplated in the Registration Statement and the Proxy Statement/Prospectus, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Proxy Statement/Prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Silver, Freedman & Taff, L.L.P.
                                    SILVER, FREEDMAN & TAFF, L.L.P.